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EXHIBIT 23.2

                          CROWE CHIZEK AND COMPANY LLC

                CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-32599 and No. 333-74611) of Commercial Bancshares, Inc. of our report dated February 7, 2003 relating to the consolidated statements of income, shareholders' equity and cash flows for the years ended December 31, 2002, which report is incorporated by reference in this Annual Report on Form 10-K of Commercial Bancshares, Inc. for the year ended December 31, 2004.

                        /s/ Crowe Chizek and Company LLC
                        --------------------------------
                            Crowe Chizek and Company LLC

Columbus,  Ohio
March 7, 2005

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